UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

June 12, 2013

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At our Annual Meeting of Stockholders held on June 12, 2013 (the “Annual Meeting”), our stockholders approved Amendment No. 2 to our 2009 Stock Incentive Plan, as amended (the “2009 Plan”), which amendment had previously been adopted by our Board of Directors, subject to shareholder approval, to (i) increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2009 Plan by an additional 2,000,000 shares, (ii) clarify that no more than 1,000,000 shares of our common stock may be issuable under the 2009 Plan pursuant to the exercise of incentive stock options and that no single participant may receive stock options or stock appreciation rights for more than 1,000,000 shares of our common stock in any calendar year, and (iii) include a prohibition against the repricing of outstanding stock options without stockholder approval . The description of Amendment No. 2 to the 2009 Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the such amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, on June 13, 2013, the Compensation Committee of our Board of Directors (the “Compensation Committee”) approved the following with respect to the compensation of our executive officers:

•

A modification to the annual incentive bonuses (the “Outstanding Awards”) that had been approved on December 5, 2012 for grant in the form of unrestricted shares of our common stock on June 14, 2013, subject to shareholder approval of Amendment No. 2 to the 2009 Plan, such that the Outstanding Awards became payable to each officer in the form of cash or shares of unrestricted stock, as set forth below:

Executive Officer	Outstanding Award Cash Value	Value Awarded in Stock (# Shares)	Value Awarded in Cash
Garo Armen	$354,841	57,541	$141,936
Christine Klaskin	$36,133	N/A	$36,133
Karen Valentine	$43,963	N/A	$43,963
Kerry Wentworth	$57,016	N/A	$57,016

•

The Compensation Committee also determined that the milestones associated with the vesting of restricted stock awards granted to our executive officers on June 14, 2012 had been achieved. It also determined that, in recognition of the Company’s performance over the first five months of 2013, a cash bonus outside of our executive incentive plan would be paid to our executive officers in order to satisfy each officer’s tax liability on the vesting of such restricted stock awards in the amounts set forth below:

Executive Officer	Cash Bonus
Garo Armen	$108,951
Christine Klaskin	$58,533
Karen Valentine	$58,400
Kerry Wentworth	$51,259

•

The Compensation Committee also granted our executive officers options to purchase shares of our common stock under the 2009 Plan in the amounts set forth below. These options have an exercise price per share of $3.61, representing the closing price of a share of our common stock as reported on Nasdaq on the date of grant, and will vest in twelve equal quarterly installments:

Executive Officer	Shares Underlying Stock Option Award
Garo Armen	200,000
Ozer Baysal	47,500
Christine Klaskin	32,500
Karen Valentine	47,500
Kerry Wentworth	47,500

Item 5.07	Submission of Matters to a Vote of Security Holders

A total of 21,831,933 shares of our common stock, representing 78.4% of the shares outstanding and eligible to vote, were represented in person or by valid proxies at the Annual Meeting, constituting a quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(1) To elect the following nominees to the Board of Directors for a three year term expiring at our 2016 annual meeting of stockholders:

Nominee	Total Vote “FOR”	Total Vote “WITHHELD”
Brian Corvese	9,714,145	234,887
Timothy R. Wright	9,476,870	472,162

(2) To approve Amendment No. 2 to the 2009 Plan:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”	Total Broker Non-Votes
9,322,196	520,859	105,977	11,882,901

(3) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013:

Total Vote “FOR”	Total Vote “AGAINST”	Total Vote “ABSTAIN”
21,213,754	566,796	51,383

Item 7.01	Regulation FD Disclosure

According to a preliminary list of additions and deletions made publicly available by Russell Investments, we expect our common stock to be excluded from the broad-market Russell 3000® Index, Russell Global Index, and Russell Microcap® Index when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indices on June 28, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is included in this report:

Exhibit No.	Description

10.1	Amendment No. 2 to Agenus 2009 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: June 17, 2013	By:	/s/ Garo H. Armen
Garo H. Armen
Chief Executive Officer